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                                   EXHIBIT 21

                Subsidiaries of Pomeroy Computer Resources, Inc.



Subsidiary                                                     State of Incorporation
----------                                                     ----------------------

PCR Holdings, Inc. (f/k/a Technology Integration Financial
  Services, Inc.)                                              Kentucky

Pomeroy Select Integration Solutions, Inc.                     Delaware

Pomeroy Computer Resources Holding Company, Inc.               Delaware

Pomeroy Computer Resources Sales Company, Inc.                 Delaware

Pomeroy Select Advisory Services, Inc.                         Delaware

PCR Properties, Inc. (f/k/a T.I.F.S. Advisory Services, Inc.)  Delaware

Val Tech Computer Systems, Inc.                                Alabama

TheLinc, LLC                                                   Delaware

Pomeroy Computer Resources Operations, LLP                     Kentucky

Micrologic Business Systems of K.C., LLC                       Delaware
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